UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700	85008
Phoenix, Arizona	(Zip Code)
(Address of principal executive offices)

(602) 685-4000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange of Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2020, Mesa Air Group, Inc.’s (the “Company”) wholly owned subsidiary, Mesa Airlines, Inc. (“Mesa Airlines”), entered into the Second Amended and Restated Capacity Purchase Agreement with United Airlines, Inc. (“United”), which amends and restates the Amended and Restated Capacity Purchase Agreement, dated November 26, 2019 (as thereafter amended, the “United CPA”), between Mesa Airlines, the Company and United.  The amendments to the United CPA reflect the following:

•

As previously reported in the Company’s Form 8-K filing with the Securities and Exchange Commission on October 15, 2020, the ownership by United, in lieu of Mesa Airlines, of 20 E175LL aircraft that will be leased to Mesa Airlines;

•	Adjusted rates to account for the change in ownership of the E175LL aircraft;
•	Until December 31, 2021, relief from certain provisions relating to minimum utilization;
•	An additional right of United to remove one or more E175LL aircraft in the event that the Mesa Airlines fails to meet certain financial covenants; and
•

A one-time provision for United to prepay $85.0 million under the United CPA for future performance by Mesa Airlines (the “Prepayment”) and the application of certain discounts to certain payment obligations of United under the United CPA.  Weekly payments under the United CPA will be discounted following the Prepayment until repaid.  Until the Prepayment is fully expended, weekly amounts due from United under the United CPA will be applied toward the balance of the Prepayment.  This period is estimated to continue for approximately 4 months following funding of the Prepayment.  The terms of the Prepayment also include affirmative and negative covenants and events of default customary for transactions of this type.  Proceeds from the Prepayment will retire debt on certain airframes and engines that will serve as collateral under the term loan facility provided to Mesa Airlines by the U.S. Treasury.

The foregoing description of the amendments to the United CPA and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the United CPA, which we expect to file as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2020, subject to any applicable request for confidential treatment with respect to certain portions of such documents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2020	MESA AIR GROUP, INC.

	By:	/s/ Brian S. Gillman
	Name:	Brian S. Gillman
	Title:	Executive Vice President and General Counsel